EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 2, 2010 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009 of KIT digital, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts.”

/s/ Grant Thornton LLP
Grant Thornton LLP

New York, New York
October 12, 2010